   As filed with the Securities and Exchange Commission on December 31, 1998
                                                          Registration No. 333__

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                           _________________________

                                   FORM S-3D
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                           _________________________

                              GREATER BAY BANCORP
              (Exact Name of Issuer as Specified in its Charter)

             California                               77-0387041
   -------------------------------                  ---------------
   (State or other jurisdiction of                 (I.R.S. employer
   incorporation or organization)                 identification no.)


     2860 West Bayshore Road, Palo Alto, California 94303; (650) 813-8200
     --------------------------------------------------------------------
              (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Linda M. Iannone
                     General Counsel, Greater Bay Bancorp
     2860 West Bayshore Road, Palo Alto, California 94303; (650) 813-8259
     --------------------------------------------------------------------
           (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of the proposed sale to public:  From time to
                                                                  ------------
time after this Registration Statement becomes effective.
--------------------------------------------------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                           _________________________

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
Title of each class of                           Proposed maximum      Proposed maximum       Amount of
securities to be             Amount to be        offering price        aggregate              registration
registered                   registered          per unit(1)           offering price(1)      fee
-------------------------------------------------------------------------------------------------------------
Common Stock, no par         300,000             $34.00                $10,200,000.00         $2,836.00
value per share
(including Preferred
Share Purchase Rights)
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) based on the average of the high and low reported sales prices on the Nasdaq National Market System on December 28, 1998.

                              GREATER BAY BANCORP
                          DIVIDEND REINVESTMENT PLAN




January 12, 1999


Dear Greater Bay Bancorp Stockholder:

We are pleased to send you this Prospectus describing Greater Bay Bancorp's Dividend Reinvestment Plan (the "Plan"). This Plan offers our eligible stockholders an opportunity to purchase additional shares of Greater Bay's Common Stock.

If you elect to participate in the Plan, you will enjoy the following advantages:

       . You may purchase Common Stock at current market prices by reinvesting your Common Stock cash dividends without payment of any service charges or brokerage commissions.

       . You may also invest in additional shares of Common Stock at current market prices by making optional cash deposits. Optional cash deposits must be at least $50 per payment and cannot total more than $1,000 per calendar month.

To participate, you must own at least 25 shares of Greater Bay's Common Stock. To enroll in the Plan, simply complete and mail the enclosed Authorization Card in the envelope provided.

If you do not participate in the Plan, you will continue to receive checks for your dividends as they are declared and paid.

Sincerely,


/s/ Duncan L. Matteson      /s/ John M. Gatto      /s/ David L. Kalkbrenner

Duncan L. Matteson          John M. Gatto          David L. Kalkbrenner
Co-Chairman                 Co-Chairman            President and CEO

PROSPECTUS
----------


                GREATER BAY BANCORP DIVIDEND REINVESTMENT PLAN


     If you are an eligible stockholder of Greater Bay Bancorp, this Dividend Reinvestment Plan may provide you with a convenient and economical method of purchasing shares of Greater Bay's Common Stock without paying brokerage commissions or service charges. To be eligible to participate in the Plan, you must own at least 25 shares of Greater Bay's Common Stock. The Plan Administrator is Norwest Bank Minnesota, N.A.

     Participants in the Plan may, without payment of any brokerage commissions or service charges,

            . have cash dividends on all or some of their shares of Common Stock automatically reinvested in additional shares of Common Stock, and/or

            . invest additional cash amounts of not less than $50 per payment, up to $1,000 per month, for the purchase of shares of Common Stock for their Plan accounts.

     Stockholders who do not elect to participate in the Plan will continue to receive cash dividends, as declared in the usual manner.

     We reserve the right to amend, suspend or terminate the Plan at any time.

     The Plan does not represent a change in our dividend policy or a guarantee of future dividends. Dividends will continue to depend on earnings, financial requirements and other factors.

     This Prospectus relates to 300,000 authorized and unissued shares of Common Stock registered for issuance under the Plan. The terms and conditions governing the Plan are described in this Prospectus.

     You should read this Prospectus carefully so you will know how the Plan works, and you should retain a copy of this Prospectus for future reference.

_________________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THE PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES OFFERED BY THIS PROSPECTUS ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                    ______________________________________

                The date of this Prospectus is January 12, 1999

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Greater Bay Bancorp.......................................................     1

Description of the Plan...................................................     1

Use of Proceeds...........................................................     9

Experts...................................................................     9

Legal Opinion.............................................................     9

Indemnification of Directors And Officers.................................     9

Where You Can Find More Information.......................................     9

                              GREATER BAY BANCORP

     Greater Bay Bancorp (or the Company) is a bank holding company operating Cupertino National Bank, Mid-Peninsula Bank, Peninsula Bank of Commerce and Golden Gate Bank. These banks operate through ten regional offices in Cupertino, Millbrae, Palo Alto, Redwood City, San Bruno, San Mateo, San Jose, San Francisco and Walnut Creek, California.

     In order to meet the demands of the increasingly competitive banking and financial services industries, management has adopted a business philosophy referred to as the "Super Community Banking Philosophy." The Super Community Banking Philosophy is based on management's belief that banking clients value doing business with locally managed institutions that can provide a full service commercial banking relationship through an understanding of the client's financial needs and the flexibility to customize products and services to meet those needs. Management further believes that banks are better able to build successful client relationships by affiliating with a holding company that provides cost effective administrative support services while promoting bank autonomy and flexibility.

     The Company provides a wide range of commercial banking and financial services to small and medium-sized businesses, real estate developers and property managers, business executives, professionals and other individuals.

     The Company was incorporated in California in 1984 under the name San Mateo County Bancorp. The Company's principal offices are located at 2860 West Bayshore Road, Palo Alto, California 94303 and its telephone number is (650) 813-8200.


                            DESCRIPTION OF THE PLAN

     The following is a description, in question-and-answer form, of the provisions of the Plan.


     Purpose
     -------

           1.    What is the purpose of the Plan?

     The primary purpose of the Plan is to provide holders of record of shares of the Common Stock ("Stockholders") with a convenient and simple method of purchasing shares of Common Stock without paying any service charges or brokerage commissions. In addition, the Plan will provide the Company with a means of raising additional capital for general corporate purposes through sales of Common Stock under the Plan.

     Advantages
     ----------

           2.    What are the advantages of the Plan?

                 . Participation in the Plan allows you to invest all or part of your cash dividends in shares of Common Stock without payment of any brokerage commissions or service charges

                 . purchase additional Common Stock with optional cash deposits, within specified limits (as described in Question
                    8), without payment of any brokerage commissions or service charges

                 . obtain full investment use of funds, because fractional shares, as well as whole shares will be credited to your account.

                 . avoid cumbersome safekeeping and record-keeping costs because the Plan Administrator provides custodial services for the shares purchased under the Plan and reporting services confirming purchases made under the Plan.

     Participation
     -------------

           3.    Who is eligible to participate?

     You are eligible to participate in the Plan if you own 25 or more shares of Common Stock. If your shares are registered in a name other than your own (for example, in the name of a broker or a nominee) and you want to participate, you must make appropriate arrangements with your broker or nominee to become a Stockholder of record by having a part or all of your shares transferred to your own name.

           4.    How does an eligible Stockholder participate?

     If you are an eligible Stockholder, you may enroll in the Plan by signing the Authorization Card enclosed with this Prospectus and returning it to the Plan Administrator. All joint owners must sign. A return envelope is enclosed with this Prospectus for this purpose. Additional cards and copies of this Prospectus may be obtained at any time by contacting the Plan Administrator at the address set forth in Question 19.

           5.    When may a Stockholder join the Plan?

     If you are an eligible Stockholder, you may join the Plan at any time.

     If your Authorization Card specifying reinvestment of dividends is received by the Plan Administrator on or prior to the record date established for a particular dividend, reinvestment will begin with that dividend.

     If your Authorization Card is received after the record date established for a particular dividend, the reinvestment of dividends will not begin until the dividend payment date following the next record date. (See Questions 7, 8, 11 and 12 for information concerning the investment of optional cash deposits.)

     Dividend payment dates for the Common Stock normally are on the 15th day of January, April, July and October. Record dates for the Common Stock dividends normally occur in the third week of the month preceding the dividend payment dates.

           6.    What does the Authorization Card provide?

     The Authorization Card allows you to indicate the extent to which you wish to participate in the Plan. By checking the appropriate box on the Authorization Card, you may choose to reinvest dividends paid on all or a specified number of shares of Common Stock registered in your name, together with optional cash deposits, in shares of the Common Stock.

     If you elect to reinvest dividends on only a part of your record shares, you should indicate the number of shares to be included in the Plan in the blank on the Authorization Card. Unless otherwise indicated on the Authorization Card, dividends on all shares of Common Stock registered in your name will be reinvested.

     Dividends on all shares purchased for your account under the Plan and held by the Plan Administrator will be paid to the Plan Administrator and automatically reinvested in additional shares of Common Stock.

     You may change the extent of your participation in the Plan at any time after enrollment by submitting a new Authorization Card. If the new Card is received before the record date established for a particular dividend, the change in the extent of your participation will be effected with that dividend. If the new Card is received on or after the record date established for a particular dividend, the change in the extent of your participation will be effected with the dividend following the next record date.

           7.    How are optional cash deposits made?

     You are not required to make optional cash deposits. However, you may make optional cash deposits only if you are otherwise participating in the dividend reinvestment option.

     You may make an initial optional cash deposit by mailing a check or a money order with an executed Authorization Card in the enclosed envelope to the Plan Administrator. After an Authorization Card has been received by the Plan Administrator, optional cash deposits may be made by mailing a check or a money order, accompanied by the tear-off portion of your account statement, to the Plan Administrator. All checks or money orders should be made payable to Norwest Bank Minnesota, N.A. and mailed to the address set forth in Question 19.

           8. What are the limitations on the amount of optional cash deposits?

     Optional cash deposits may not be less than $50 per deposit, nor may they total more than $1,000 per calendar month. The same amount of money need not be sent each time, and there is no obligation to make an optional cash deposit.

     Purchases Under the Plan
     ------------------------

           9.    How and when is Common Stock acquired under the Plan?

     Initially, the shares to be acquired under the Plan are expected to be purchased by the Plan Administrator directly from the Company. However, if the Company is not making newly issued shares available for purchase under the Plan, the Plan Administrator will purchase shares of Common Stock for the Plan in the open market. The Plan Administrator will acquire shares of Common Stock on or about the relevant Investment Date. The Investment Date in any month in which a dividend is paid is the dividend payment date and in any other month will be the 15th day of such month. If, however, the Investment Date falls on a date when The Nasdaq Stock Market is closed, the first day on which The Nasdaq Stock Market is open immediately preceding such date will be the Investment Date.

     In the event that the number of shares of Common Stock purchased for your account is not an even number of shares, your account will be credited with the full number of shares and/or fractional shares computed to three decimal places.

           10. At what price will shares of Common Stock be purchased under the Plan?

     The price of shares of Common Stock purchased directly from the Company under the Plan with reinvested dividends or optional cash deposits will be the closing price of the Common Stock as published in The Wall Street Journal report
                                                  -----------------------
of The Nasdaq Stock Market as of the Investment Date. The price to participants of shares of Common Stock purchased on the open market with reinvested dividends or optional cash deposits will be the average price of the Common Stock purchased for the Plan by the Plan Administrator with respect to the applicable Investment Date, exclusive of taxes and commissions.

           11.   When are optional cash deposits invested?

     Cash deposits will be invested once each month on the Investment Date in order to minimize accumulation of uninvested funds. No interest will be paid by
                                                     ---------------------------
the Company or the Plan Administrator on optional cash deposits held by the Plan
--------------------------------------------------------------------------------
Administrator prior to the Investment Date.  Therefore, you are encouraged to
------------------------------------------
mail your optional cash deposits so they reach the Plan Administrator as close to but not later than one business day before each Investment Date. All such payments received by the Plan Administrator on or after an Investment Date will be held for investment in the following month.

           12. Under what circumstances will optional cash deposits be refunded?

     You may obtain refunds of optional cash deposits provided a written request for refund is received by the Plan Administrator at least two business days prior to the Investment Date. Once the check in payment of the optional cash deposit has cleared, the Plan Administrator promptly will refund your deposit. The request must specify the amount of refund desired.

     Costs
     -----

           13. Who pays the expenses in connection with purchases under the Plan?

     The Company pays these expenses. You will pay no brokerage commissions or service charges for the purchases made under the Plan. The Company will pay for all costs of administration of the Plan, but you will be charged $10.00 plus a brokerage commission of $0.15 per share if you request the Plan Administrator to sell any of your shares. (See Question 23.)

     Your Accounts and Reports


           14. What kinds of accounts are maintained under the Plan, and what reports will be furnished?

     The Plan Administrator will maintain a separate account for you. All shares purchased for you under the Plan will be credited to your account. The Plan Administrator will mail to you a statement confirming purchases of shares as soon as practicable after the purchases are made. In addition, you will receive copies of the Company's annual and quarterly reports to stockholders, proxy statements and dividend income information for tax purposes.

     Certificates for Shares
     -----------------------

           15. Will certificates be issued for Common Stock purchased under the Plan?

     Certificates for shares of Common Stock purchased under the Plan will be issued to you only upon your written request. If you do not make a written request, your shares will be held in the name of the Plan Administrator or its nominee. The number of shares purchased for your account under the Plan will be shown on your statement of account. This feature protects against loss, theft or destruction of stock certificates.

           16. May you deposit certificates for shares of Common Stock in your account by transferring stock certificates that you possess?

     Yes. If you hold certificates for Common Stock, you may send the certificates to the Plan Administrator at the address set forth in Question 19 and have them registered in the name of the Plan Administrator, who will add them to your Plan account and hold them for you as custodian. The certificates should be sent by registered mail.

          17.  May you withdraw certificates for shares from the Plan?

     Yes. If you make a written request, certificates for any number of whole shares credited to or deposited in your account under the Plan will be issued to you. Dividends on those shares, as well as dividends on any full or fractional shares remaining in your account, will continue to be reinvested unless you notify the Plan Administrator in writing to the contrary. Certificates for fractions of shares will not be issued. If you withdraw all of your shares from the Plan, dividends on those shares will continue to be reinvested unless you notify the Plan Administrator that you have decided to terminate your participation in the Plan. (See Question 18 below for instructions on terminating participation in the Plan.)

     Termination of Dividend Reinvestment
     ------------------------------------

           18. How do you terminate the reinvestment of dividends under the Plan?

     You may terminate your participation in the Plan at any time by sending a written notice of termination to the Plan Administrator at the address set forth in Question 19. If the termination notice is received by the Plan Administrator after a dividend record date, the termination will not be effective until after the payment of the related dividend. The cash dividend, along with any optional cash deposit, will be reinvested in shares under the Plan. If you terminate your participation in the Plan, or upon termination of the Plan by the Company, certificates for whole shares credited to your account under the Plan will be issued to you and a cash payment made for any fraction of a share unless you request that some or all whole shares be sold.

     Administration
     --------------

           19.   Who administers the Plan?

     Norwest Bank Minnesota, N.A. administers the Plan by acquiring shares of Common Stock, keeping records, sending statements of account and performing other duties relating to the Plan. All communications regarding the Plan should be sent to:

                        Norwest Bank Minnesota, N.A.
                        P. O. Box 64856
                        St. Paul, Minnesota  55164-0856
                        Telephone No. 1-800-468-9716

           20.   How is the Plan to be interpreted?

     Any questions of interpretation will be determined by the Company and any such determination will be final.

     Tax Consequences
     ----------------

           21. What are the federal income tax consequences of participation in the Plan?

     Reinvestment of dividends in the Plan will not avoid the tax that would otherwise apply to the dividends. Generally, any cash dividend reinvested under the Plan will be taxable as ordinary income as though the dividend had been received in cash. In this respect, as a participant in the Plan, you are treated the same as stockholders who do not participate.

     Your pro rata share of brokerage commissions, if any, paid by the Company for purchases for your account made in the open market must be reported by the Company as taxable income for you. Such brokerage commissions will become a part of the cost of the shares purchased.

     A taxable gain or loss generally will be realized by you when whole shares (whether purchased with reinvested dividends or with optional cash deposits) are sold by you. If you receive a cash adjustment for a fractional share credited to your account upon termination of Plan participation, the adjustment will be treated as either a dividend distribution or a taxable gain on the sale of the fractional share, depending on your individual circumstances.

     Account statements should be retained to help determine the tax basis of shares acquired under the Plan for computing gain or loss.

          22.               Will my dividends be subject to withholding?

     Currently, dividend payments to U.S. taxpayers are not subject to any general federal withholding requirements. However, the "backup withholding" provisions may apply (a) when a participant has failed to supply and certify his or her correct taxpayer identification number to the Company, (b) when the IRS notifies the Company that the participant has furnished an incorrect taxpayer identification number or is otherwise subject to backup withholding, and (c) in the case of corporations or others within certain exempt categories, when they fail to demonstrate that fact when required. In those circumstances, the Company will be required to deduct and withhold from any dividends payable to that participant a tax of 31%. If the backup withholding requirements apply to a stockholder participating in the Plan, the Plan Administrator will invest an amount equal to the dividend payable to that participant, after the deduction of the backup withholding tax.

     In the case of foreign participants who elect to have their dividends reinvested and whose dividends are subject to United States income tax withholding, the Plan Administrator will invest an amount equal to their dividends after the deduction of withholding taxes. Foreign participants will continue to receive cash dividends on any shares registered in their names outside their Plan Accounts in the same manner as if they were not participating in the Plan, but cash dividends on Plan shares credited to their Plan Accounts will be reinvested in Plan shares.

     The above tax discussion is only a summary of the federal tax consequences of participation in the Plan and does not constitute tax advice. The summary does not reflect every possible outcome that could result from participation in the Plan and, therefore, you should consult your own tax advisor with respect to the tax consequences applicable to you.

     Other Information
     -----------------

           23. May you request that the Plan Administrator sell shares of Common Stock held in your Plan account?

     Yes. While continuing to participate in the Plan or upon termination of your participation in the Plan, you may request that the Plan Administrator sell some or all of the full shares in your Plan account by writing to the Plan Administrator at the address set forth in Question 19. All such sales by the Plan Administrator will be made in the open market and may be netted in whole or in part against purchases, as determined by the Plan Administrator.

     Full and fractional shares sold on behalf of terminating participants may be combined with those of other terminating participants, in which case the proceeds for each participant will be based on the average sales prices of all such shares.

     If you choose to sell shares, you will be charged $10.00 plus a brokerage commission of $0.15 per share and any transfer tax, which will reduce the gain or increase the loss reportable by you for tax purposes.

           24. What happens to your Plan account if all shares of Common Stock in your own name are transferred or sold?

     If you dispose of all shares of Common Stock registered in your own name, the Plan Administrator will continue to reinvest the dividends on the shares held in your Plan account until you notify the Plan Administrator that you wish to terminate participation in the Plan. See Question 18 concerning termination.

           25. What happens if the Company issues a stock dividend, declares a stock split or has a Common Stock rights offering?

     Any shares of Common Stock distributed by the Company as a stock dividend or a stock split on shares of the Common Stock credited to your account under the Plan as of the record date for such stock dividend or stock split will be credited to your account under the Plan. Stock dividends or split shares distributed on shares held in your own name will be mailed directly to you.

     In the event that the Company makes available to its stockholders salable rights to purchase additional shares, such rights accruing to shares registered in your name will be sent to you, but rights accruing to shares held by the Plan Administrator for participants will be sold and the proceeds invested in additional shares of Common Stock prior to or with the next regular cash dividend. If you wish to exercise stock purchase rights as to shares held by the Plan Administrator, you must request that a stock certificate for such shares be sent to you by the Plan Administrator prior to the record date of the rights offering.

     The preferred share purchase rights that trade with the Common Stock currently are not salable and, until such time, if ever, as these rights do become salable, they will not be subject to the sale provisions outlined above.

           26. How will participants' shares be voted at meetings of Stockholders?

     For each meeting of Stockholders, you will receive a proxy that will enable you to vote shares registered in your name as well as whole shares credited to your account.

     The above tax discussion is only a summary of the federal tax consequences of participation in the Plan and does not constitute tax advice. The summary does not reflect every possible outcome that could result from participation in the Plan and, therefore, you should consult your own tax advisor with respect to the tax consequences applicable to you.

           27. What are the liabilities of the Plan Administrator under the Plan?

     The Plan Administrator will not be liable under the Plan for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of any such act or omission to act that occurs prior to the termination of participation and with respect to the prices at which shares are purchased or shares or other securities are sold for your account and the times such purchases or sales are made. Neither the Company nor the Plan Administrator can assure you of profits or protect you against losses on shares purchased and/or held under the Plan.

     Stockholders are cautioned that this Prospectus does not represent a change in the Company's dividend policy or a guarantee of future dividends, which will continue to depend upon current and projected earnings, the financial condition of the Company and other factors.

           28.   Can the Company amend, suspend or terminate the Plan?

     The Company may, upon written notice to all participants, amend, suspend or terminate the Plan at any time.

           29.   What law governs the Plan?

     The terms and conditions of the Plan and its operation are governed by the laws of the State of California.

                                USE OF PROCEEDS

     Proceeds from the shares purchased from the Company will be available for general corporate purposes. The Company has no basis for estimating either the number of shares that will ultimately be purchased from the Company, if any, under the Plan or the prices at which such shares will be sold.

                                    EXPERTS

     The consolidated balance sheets as of December 31, 1997 and 1996 and the consolidated statements of operations, shareholders' equity and cash flow for each of the three years in the period ended December 31, 1997 incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL OPINION

     The legality of the shares of Common Stock offered hereby has been passed upon for the Company by Linda M. Iannone, General Counsel of the Company.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The General Corporation Law of the State of California and the Bylaws of the Company provide for the indemnification of directors and officers under certain conditions. In addition, the directors and officers of the Company are insured under certain insurance policies insuring them against claims made during the periods of the policies and against liabilities arising from such claims for certain wrongful acts in their capacities as directors and/or officers and for which they are not indemnified by the Company.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                      WHERE YOU CAN FIND MORE INFORMATION

     The Company files annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information that the Company files at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. The Commission's Washington, D.C. reference room is located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Company's public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the Commission at "http:// www.sec.gov."
        ------------

     The Company has filed the Registration Statement to register with the Commission the shares of Common Stock to be issued. This document is a part of the Registration Statement and constitutes a prospectus of the Company.

     As allowed by Commission rules, this document does not contain all the information that shareholders can find in the Registration Statement or the exhibits to the Registration Statement.

     The Commission allows the Company to "incorporate by reference" information into this document, which means that the Company can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be a part of this document, except for any information superseded by information contained directly in this document. This document incorporates by reference the documents set forth below that the Company has previously filed with the Commission. These documents contain important business information about the Company and its financial condition.

     COMMISSION FILINGS (FILE NO. 0-25034)                    PERIOD

     Annual Report on Form 10-K......................         Year ended December 31, 1997

     Quarterly Reports on Form 10-Q..................         Quarters ended September 30, 1998, June 30, 1998 and March 31, 1998

     All other reports filed under Section 13(a)
     or 15(d) of the Exchange Act....................         Since December 31, 1997

     Registration Statement on Form 8-A..............         Setting forth a description of the Common Stock (including any amendments or reports filed for the purpose of updating such description)

     Registration Statement on Form 8-A..............         Setting forth a description of the preferred share purchase rights
                                                              (including any amendments or reports filed for the purpose of updating such description)


     The Company incorporates by reference additional documents that it may file with the Commission after the date of this Prospectus. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     You can obtain any of the documents incorporated by reference from the Company or the Commission or the Commission's Internet World Wide Web site described above. Documents incorporated by reference are available from the Company without charge, including exhibits. Stockholders of the Company may obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address:

     GREATER BAY BANCORP
     2860 West Bayshore Road
     Palo Alto, California  94303
     Telephone:  (650) 813-8200
     Attention:  Linda M. Iannone -- Corporate Secretary

     You should rely only on the information contained or incorporated by reference in this Prospectus in deciding whether to participate in the Plan. The Company has not authorized anyone to provide you with information that is different from what is contained in this Prospectus. This Prospectus is dated January 12, 1999. You should not assume that the information contained in this Prospectus or any prospectus supplement is accurate as of any date other than the date on the front of this Prospectus, and neither the mailing of this Prospectus to stockholders nor the issuance of Common Stock under the Plan creates any implication to the contrary. The Company is not offering to sell the Common Stock in any state or country where the offering is not permitted.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

                The estimated expenses in connection with this offering to be borne by the Company are:

                Registration fee............................   $ 2,836
                Listing fees................................     6,000
                Printing expenses...........................     7,000
                Accounting fees and expenses................     1,000
                Legal fees and expenses.....................     3,000
                Blue sky fees and expenses..................     1,000
                Miscellaneous...............................     2,164
                                                               -------

                       Total................................   $23,000
                                                               =======

Item 15.  Indemnification of Directors and Officers.

       Article Five of the Registrant's Articles of Incorporation provides that the liability of the directors of the Registrant for monetary damages shall be eliminated to the fullest extent permissible under California law and that the Registrant is authorized to provide for the indemnification of agents (as defined in Section 317 of the California General Corporation Law) of the Company in excess of that expressly permitted by such Section 317 for breach of duty to the Company and its shareholders to the fullest extent permissible under California law. Article IX, Section 7 of the Registrant's Bylaws provides for indemnification of directors and officers of the Registrant to the fullest extent permissible under California law.

       Section 317 sets forth the provisions pertaining to the indemnification of corporate "agents." For purposes of this law, an agent is any person who is or was a director, officer, employee or other agent of a corporation, or is or was serving at the request of the Company in such capacity with respect to any other corporation, partnership, joint venture, trust or other enterprise. Indemnification for expenses, including amounts paid on settling or otherwise disposing of a threatened or pending action or defending against the same can be made in certain circumstances by action of the Registrant through: (1) a majority vote of a quorum of the Registrant's Board of Directors consisting of directors who are not party to the proceedings; (2) approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or (3) such court in which the proceeding is or was pending upon application by designated parties. Under certain circumstances, an agent can be indemnified, even when found liable. Indemnification is mandatory where the agent's defense is successful on the merits. The law allows the Registrant to make advances of expenses for certain actions upon the receipt of an undertaking that the agent will reimburse the Company if the agent is found liable.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant, pursuant to the foregoing provisions or otherwise, the Registrant understands that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against a public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16.         Exhibits.

       4.1 Rights Agreement, dated as of November 17, 1998, between the Company and Norwest Bank Minnesota, N.A., as rights agent, together with the form of Rights certificate (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form 8-A dated November 23, 1998)

       5         Opinion of Linda M. Iannone, General Counsel of the Company

       23.1      Consent of Linda M. Iannone (included in Exhibit 5)

       23.2      Consent of PricewaterhouseCoopers LLP

       24 Power of Attorney of the Registrant (reference is hereby made to page 15)

       99        Form of Authorization Card

Item 17.         Undertakings.

       (a)       The Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement,

                    (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section

                           15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on December 30, 1998.

                             GREATER BAY BANCORP


                                By:    /s/ David L. Kalkbrenner
                                    ---------------------------------
                                       David L. Kalkbrenner
                                President and Chief Executive Officer

                              POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints David L. Kalkbrenner and Steven C. Smith his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all Amendments (including Post-Effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                               Title                           Date
          ---------                               -----                           ----
/s/ David L. Kalkbrenner              President and Chief Executive         December 30, 1998
-----------------------------         Officer
David L. Kalkbrenner                  (Principal Executive Officer)


/s/ Steven C. Smith                   Executive Vice President, Chief       December 30, 1998
-----------------------------         Operating Officer and Chief
Steven C. Smith                       Financial Officer
                                      (Principal Financial and
                                      Accounting Officer)


/s/ George R. Corey                   Director                              December 30, 1998
-----------------------------
George R. Corey

          Signature                               Title                           Date
          ---------                               -----                           ----
/s/ John M. Gatto                     Director                              December 30, 1998
-----------------------------
John M. Gatto


/s/ James E. Jackson                  Director                              December 30, 1998
-----------------------------
James E. Jackson


/s/ Rex D. Lindsay                    Director                              December 30, 1998
-----------------------------
Rex D. Lindsay


/s/ Leo K. W. Lum                     Director                              December 30, 1998
-----------------------------
Leo K. W. Lum


/s/ George M. Marcus                  Director                              December 30, 1998
-----------------------------
George M. Marcus


/s/ Duncan L. Matteson                Director                              December 30, 1998
-----------------------------
Duncan L. Matteson


/s/ Rebecca Q. Morgan                 Director                              December 30, 1998
-----------------------------
Rebecca Q. Morgan


/s/ Glen McLaughlin                   Director                              December 30, 1998
-----------------------------
Glen McLaughlin


                                      Director                              December __, 1998
-----------------------------
   Dick J. Randall


/s/ Donald H. Seiler                  Director                              December 30, 1998
-----------------------------
Donald H. Seiler


/s/ Roger V. Smith                    Director                              December 30, 1998
-----------------------------
Roger V. Smith


/s/ Warren R. Thoits                  Director                              December 30, 1998
-----------------------------
Warren R. Thoits